Exhibit 99.2

A Perfect Fit Acquisition of Longview Fibre and Packaging, Inc. June 11, 2013

Forward Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to certain non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available in the attached appendix. Forward-Looking Statements Non-GAAP Financial Measures Risk Factors 2

KapStone will acquire Longview Fibre Paper and Packaging, Inc. in a cash-free, debt-free transaction for a purchase price of $1.025 billion Longview is a leading manufacturer of high quality, lightweight, high performance multiwall paper, containerboard, specialty Kraft papers, and corrugated containers in the Pacific Northwest region What Are We Buying? 3 Longview, WA mill with 5 paper machines Cost effectively produces 1.15 million tons of Kraft paper and containerboard annually Excess pulping and recovery capacity of approximately 300,000 tons per year Can produce products that range from 100% virgin fiber to 100% recycled Current mix is approximately 70% virgin, 30% recycled Well located in a wood basket with declining fiber costs

What Are We Buying? 4 Seven strategically located container plants in Washington, Idaho, Utah and California Shipments of approximately 5.7 million square feet per year or approximately 400 thousand tons Well-equipped, well-capitalized facilities with diverse capabilities Three warehouse operations in Utah, Nevada, and California

5 Perfect Fit – KapStone Plus Longview Creates nationwide company with compelling strengths in key markets Increases packaging footprint Diversifies product mix Creates strong global position in kraft paper segment Accretive on EPS pro forma historical basis

Containerboard Products 6 Diverse capability to produce wide range of high quality linerboard and medium grades Can produce grades of 26 lb. up to 90 lb. Produces approximately 715 thousand tons per year Flexibility in composition of fiber content to meet customers’ needs and to control costs Can use zero to 100% virgin fiber

400 thousand tons per year Multiwall, bag and lightweight paper Only US producer of high performance extensible multiwall Global demand growing at around 4% per year Established global customer base in 35 countries Focus on products that have barriers to entry and leverage fiber quality, technical knowledge and machine attributes Branded products include: TEA-Kraft® FibreShield® FibreGreen® Kraft Paper Products 7

Products 8 Strong regional corrugated container manufacturer 5.7 BSF (approximately 400 thousand tons) per year Wide range of capabilities at 7 box plants Corrugated Packaging

Longview Financial Analysis Financial Overview 9 $’s in Millions *In Q1 2013, Longview’s net sales were $217 million and EBITDA was $42 million

Financial Overview 10 $’s in Millions Assumptions for combined results Assumed LV’s D&A increased to $50 million annually due to estimated FMV of assets Assumed blended debt interest rate of 2.6% based on proposed financing Adjusted for higher financing amortization costs No synergies were included KS EBITDA adjusted for stock compensation expense and one time non-recurring items Combined 2012 adjusted diluted EPS was adjusted for Longview’s unrecognized tax benefit. *See appendix for preliminary pro forma statements

Financial Overview 11 $’s in Millions Longview has modest annual maintenance CAPEX of $15 million to $30 million Overfunded pension plan will require no cash contributions in the near future

12 FINANCIAL OVERVIEW 12 $775 million senior credit facility add on to current term loan with a 5 year term Accordion provision up to an additional $300 million Interest rate based on current grid $250 million 6 year term loan A1 Amortization: back-ended with 94% bullet at end of term Interest rate based on current grid plus 25 bps $300 million revolver Blended interest rate expected to be less than 3% Expected debt to EBITDA leverage ratio at closing will be less than 4.0 times 100% commitment from Bank of America, Barclays, and Wells Fargo SOURCES & USES $’s in millions

Strong management team High quality products Right product lines Expansion of containerboard Lightweight, high performance multiwall paper Specialty Kraft papers Expansion opportunity as a result of incremental pulping and recovery capacity Increases packaging footprint Geographic diversity Excellent safety performance Good environmental record Accretive Day 1 Perfect Fit – Transforms KapStone 13

Appendix

Preliminary Pro forma – Combined Income Statements 15 Preliminary Pro Forma Pro Forma KapStone Longview Adjustments Notes Combined Net sales 319,813 $ 217,297 $ 537,110 $ Cost of sales, excluding depreciation and amortization 224,946 160,734 385,680 Depreciation and amortization 17,224 - 12,500 A, D 29,724 Freight and distribution expenses 27,920 - D 27,920 Selling, general, and administrative expenses 19,128 16,822 35,950 Other operating income 202 13 215 Operating income 30,797 39,754 (12,500) 58,051 Miscellaneous Income - 27 27 Foreign exchange gain/(loss) (311) - (311) Interest expense, net 2,601 10,572 (1,040) B 12,134 Income before provision for income taxes 27,885 29,209 (11,461) 45,634 Provision for income taxes 9,426 9,809 (4,355) C 14,880 Net income 18,459 $ 19,400 $ (7,106) $ 30,753 $ Weighted average number of shares outstanding: Basic 47,482,010 47,482,010 Diluted 48,226,209 48,226,209 Net income per share: Basic 0.39 $ 0.65 $ Diluted 0.38 $ 0.64 $ Historical Unaudited Pro Forma Condensed Combined Statement of Income For the Three Months Ended March 31, 2013 (amounts in thousands except per share data) KapStone Paper and Packaging Corporation

Notes: Preliminary Pro forma – Combined Income Statements 16 A - Reflect additional amortization and depreciation expense from fair market value adjustments for identified intangible assets and fixed assets. The fair value of identified intangible assets is amortized over an estimated useful life of ten years. The fair value of changes in property, plant and equipment is depreciated over an estimated useful life of ten years. B - Reflects the adjustment to interest expense resulting from the additional credit facilities. Add-On Term Loan interest $775 million (2.5% interest rate) 4,844 Term Loan A1 $255 million (2.7% interest rate) 1,688 $300 million Revolver (2.5% interest rate) 501 Amortization of debt issuance costs (Assumes $30 million) 2,500 9,533 Reversal of Longview interest expense, net (10,572) (1,040) C - Reflects the income tax effect on the pro forma adjustments using KapStone's effective tax rate of 38%.

Preliminary Pro forma – Combined Income Statements

KapStone Paper and Packaging Corporation
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2012
(amounts in thousands except per share data)

	Historical KapStone	Historical Longview	Preliminary Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$ 1,216,637	$ 831,088			$ 2,047,725
Cost of sales, excluding depreciation and amortization	866,124	661,862			1,527,986
Depreciation and amortization	63,124	-	50,000	A, D	113,124
Freight and distribution expenses	108,438	-		D	108,438
Selling, general, and administrative expenses	70,055	64,496			134,551
Other operating income	664	1,093			1,757
Operating income	109,560	105,823	(50,000)		165,383
Miscellaneous Income	-	3,523			3,523
Foreign exchange gain/(loss)	(303)	-			(303)
Interest expense, net	11,774	41,531	(3,401)	B	49,904
Income before provision for income taxes	97,483	67,815	(46,599)		118,699
Provision for income taxes	34,978	1,487	(17,708)	C	18,757
Net income	$ 62,505	$ 66,328	$ (28,891)		$ 99,942
Weighted average number of shares outstanding:					
Basic	46,713,456				46,713,456
Diluted	47,726,439				47,726,439
Net income per share:					
Basic	$ 1.34				$ 2.14
Diluted	$ 1.31				$ 2.09

17

Notes: Preliminary Pro forma – Combined Income Statements 18 A - Reflect additional amortization and depreciation expense from fair market value adjustments for identified intangible assets and fixed assets. The fair value of identified intangible assets is amortized over an estimated useful life of ten years. The fair value of changes in property, plant and equipment is depreciated over an estimated useful life of two to twelve years. B - Reflects the adjustment to interest expense resulting from the additional credit facilities. Add-On Term Loan interest $775 million (2.5% interest rate) 19,375 Term Loan A1 $250 million (2.7% interest rate) 6,750 $300 million Revolver (2.5% interest rate) 2,005 Amortization of debt issuance costs (Assumes $30 million) 10,000 38,130 Reversal of Longview interest expense, net (41,531) (3,401) C - Reflects the income tax effect on the pro forma adjustments using KapStone's effective tax rate of 38%. D - Longview does not report this line item.

Supplemental Information
GAAP to Non-GAAP Reconciliations
($ in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended March 31, 2013			
	Historical			Pro forma
	KapStone	Longview	Adjustments	Combined
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):				
Net income (GAAP)	$ 18,459	$ 19,400	$ (7,106)	$ 30,753
Interest expense, net	1,875	10,572	(1,040)	11,408
Amortization of debt issuance costts	726	-	-	726
Provision for income taxes	9,426	9,809	(4,355)	14,880
Depreciation and amortization	17,224	2,570	12,500	32,294
EBITDA (Non-GAAP)	**$ 47,710**	**$ 42,351**	**$ -**	**$ 90,061**
Acquisition, start up and other expenses	611	-	-	611
Stock-based compensation expense	2,345	-	-	2,345
Adjusted EBITDA (Non-GAAP)	**$ 50,666**	**$ 42,351**	**$ -**	**$ 93,017**
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):				
Net income (GAAP)	$ 18,459	$ 19,400	$ (7,106)	$ 30,753
Acquisition, start up and other expenses	404	-	-	404
Stock-based compensation expense	1,552	-	-	1,552
Adjusted Net Income (Non-GAAP)	**$ 20,415**	**$ 19,400**	**$ (7,106)**	**$ 32,709**
Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):				
Basic EPS (GAAP)	$ 0.39	$ 0.41	$ (0.15)	$ 0.65
Acquisition, start up and other expenses	0.01	-	-	0.01
Stock-based compensation expense	0.03	-	-	0.03
Adjusted Basic EPS (Non-GAAP)	**$ 0.43**	**$ 0.41**	**$ (0.15)**	**$ 0.69**
Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):				
Diluted earnings per share (GAAP)	$ 0.38	$ 0.41	$ (0.15)	$ 0.64
Acquisition, start up and other expenses	0.01	-	-	0.01
Stock-based compensation expense	0.03	-	-	0.03
Adjusted Diluted EPS (Non-GAAP)	**$ 0.42**	**$ 0.41**	**$ (0.15)**	**$ 0.68**

Supplemental Information
GAAP to Non-GAAP Reconciliations
($ in thousands, except share and per share amounts)
(unaudited)

	Year Ended December 31, 2012			
	Historical			Pro forma
	KapStone	Longview	Adjustments	Combined
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):				
Net income (GAAP)	$ 62,505	$ 66,328	$ (28,891)	$ 99,942
Interest expense, net	8,295	41,531	(3,401)	46,425
Amortization of debt issuance costs	3,479	-	-	3,479
Provision for income taxes	34,978	1,487	(17,708)	18,757
Depreciation and amortization	63,124	8,207	50,000	121,331
EBITDA (Non-GAAP)	**$ 172,381**	**$ 117,553**	**$ -**	**$ 289,934**
Acquisition, start up and other expenses	5,049	-	-	5,049
Stock-based compensation expense	5,242	-	-	5,242
Adjusted EBITDA (Non-GAAP)	**$ 182,672**	**$ 117,553**	**$ -**	**$ 300,225**
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):				
Net income (GAAP)	$ 62,505	$ 66,328	$ (28,891)	$ 99,942
Income tax adjustments	1,657	-	-	1,657
Realization of unrecognized tax benefit	-	(20,500)	-	(20,500)
Acquisition, start up and other expenses	3,171	-	-	3,171
Stock-based compensation expense	3,292	-	-	3,292
Adjusted Net Income (Non-GAAP)	**$ 70,625**	**$ 45,828**	**$ (28,891)**	**$ 87,562**
Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):				
Basic EPS (GAAP)	$ 1.34	$ 1.42	$ (0.62)	$ 2.14
Income tax adjustments	0.04	-	-	0.04
Realization of unrecognized tax benefit	-	(0.44)	-	(0.44)
Acquisition, start up and other expenses	0.07	-	-	0.07
Stock-based compensation expense	0.07	-	-	0.07
Adjusted Basic EPS (Non-GAAP)	**$ 1.52**	**$ 0.98**	**$ (0.62)**	**$ 1.88**
Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):				
Diluted earnings per share (GAAP)	$ 1.31	$ 1.39	$ (0.61)	$ 2.09
Income tax adjustments	0.03	-	-	0.03
Realization of unrecognized tax benefit	-	(0.43)	-	(0.43)
Acquisition, start up and other expenses	0.07	-	-	0.07
Stock-based compensation expense	0.07	-	-	0.07
Adjusted Diluted EPS (Non-GAAP)	**$ 1.48**	**$ 0.96**	**$ (0.61)**	**$ 1.83**